UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50421 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2011, the Compensation Committee of our Board of Directors agreed to a termination of the Executive Employment Agreement of William C. Nylin, Jr., our former Chairman, as a result of Dr. Nylin’s retirement and reduced employment obligations with our company, and reduced his annual base salary from $240,000 to $180,000, for the fiscal year ending January 31, 2012.

Additionally, on February 1, 2011, the Compensation Committee of our Board of Directors approved, based on the recommendations of our company’s Chairman and Chief Executive Officer, discretionary bonus payments, as provided for under the bonus plan previously approved by the Compensation Committee for the 2011 fiscal year, to Michael J. Poppe, our Chief Financial Officer and Executive Vice President and to David W. Trahan, our President – Retail Division. Mr. Poppe’s approved bonus totaled $150,000, of which $96,000 was discretionary based on his contributions to secure the financing arrangements completed during the year. Mr. Trahan’s approved bonus totaled $87,182, of which $62,500 was discretionary based on his contributions to improving the pretax profit contribution of our company’s retail segment. The Compensation Committee also approved the recommendation by Timothy L. Frank, our Chief Executive Officer and President, that Mr. Frank would not receive a bonus payment for our fiscal year 2011 under the previously approved bonus plan, or otherwise.  The other named executive officers received bonuses under the previously approved bonus plan, materially consistent with the terms of those bonus plans.

Also, after reviewing executive compensation of public retail and public finance companies with revenues and market capitalizations similar to our revenues and market capitalization, the Compensation Committee of our Board of Directors increased the annual base salary of Timothy L. Frank, our Chief Executive Officer and President from $360,000 per annum to $450,000 per annum.  The annual base salary of Michael J. Poppe, our Chief Financial Officer and Executive Vice President was increased from $265,000 to $350,000.  The annual base salaries of David W. Trahan, our President – Retail Division, and of Reymundo de la Fuente, our President – Credit Division, were increased from $265,000 to $295,000 for each.  Each of these adjustments were made effective February 1, 2011. Additionally, the Compensation Committee of our Board of Directors is in the process of engaging a third-party compensation consultant to complete a review of our company’s compensation packages for its executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	February 4, 2011	By:	/s/ Michael J. Poppe
Michael J. Poppe
Chief Financial Officer